UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report - June 9, 2023

(Date of earliest event reported)

Blackstone Secured Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor
New York NY 10154
(Address of principal executive offices, including zip code)

(212) 503-2100

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	BXSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2023, Blackstone Secured Lending Fund (the “Company”) entered into an amendment, extension agreement and incremental assumption agreement (the “Amendment”), which amends the second amended and restated senior secured credit agreement, dated as of June 28, 2022 (as amended by the Amendment, the “Credit Agreement”), among the Company, as borrower, each of the lenders from time to time party thereto and Citibank, N.A., as administrative agent. The Amendment provides for, among other things, (a) an upsize of the aggregate principal amount of the term loan commitments under the Credit Agreement from $75.0 million to $385.0 million. (b) a reduction of the aggregate principal amount of the revolving dollar commitments under the Credit Agreement from $377.5 million to $217.5 million, (c) an extension of the revolving availability period for all revolving dollar commitments from June 2026 to June 2027, (d) an extension of the scheduled maturity date of all revolving dollar loans from June 2027 to June 2028, (e) an extension, for the 2028 Revolving Lenders (as identified in the Amendment) only, of the revolving availability period for certain revolving multicurrency commitments from June 2026 to June 2027, (f) an extension, for the 2028 Revolving Lenders (as identified in the Amendment) only, of the scheduled maturity date of certain revolving multicurrency loans from June 2027 to June 2028, (g) an extension of the scheduled maturity date of the existing term loans from June 2027 to June 2028, and (h) resetting the minimum shareholders’ equity test.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to copies of the Amendment and the Credit Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment, Extension Agreement and Incremental Assumption Agreement to the Second Amended and Restated Senior Secured Credit Agreement dated June 9, 2023, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.2	Second Amended and Restated Senior Secured Credit Agreement dated June 9, 2023, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE SECURED LENDING FUND

Date: June 13, 2023

	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Legal Officer and Secretary